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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 8, 1999, appearing on pages F-1 and S-1 of this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-76108, 33-90892, 333-3020, 333-37113, and 333-72053.




/s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
March 26, 1999